UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2019

AYTU BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38247	47-0883144
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

373 Inverness Parkway, Suite 206
Englewood, CO 80112
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (720) 437-6580

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AYTU	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On November 4, 2019, Aytu BioScience, Inc. (the “Company”), filed a Current Report on Form 8-K (the “Original Form 8-K”) that included Exhibit 10.6. In addition, on November 4, 2019, the Company filed an Amended Current Report on Form 8-K (the “First Amendment”) to refile Exhibit 10.6 to include certain exhibits that were inadvertently omitted. The purpose of this Amended Form 8-K (the “Second Amendment”) is to refile Exhibit 10.6. The Second Amendment includes an appendix that was inadvertently omitted. Exhibit 10.6 to the Second Amendment supersedes the previous Exhibits 10.6 filed with both the Original Form 8-K and the First Amendment. The exhibit filed with this Second Amendment otherwise remains unchanged from the Exhibits 10.6 filed with the Original Form 8-K and First Amendment.

This Second Amendment should be read in conjunction with the Original Form 8-K, the First Amendment and the Company’s other filings with the SEC. Except as stated herein, this Amendment does not reflect events occurring after the filing of the Original Form 8-K and First Amendment with the SEC on November 4, 2019, and no attempt has been made in this Amendment to modify or update other disclosures as presented in the Original Form 8-K.

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Item 1.01 Entry into a Material Definitive Agreement.

Consent and Limited Waiver Agreement

Under the Purchase Agreement, the Company has assumed from Seller a fixed payment obligation to Deerfield CSF, LLC (“Deerfield”) of approximately $16.6 million (the “Deerfield Obligation”). The Deerfield Obligation requires fixed monthly payments equal to $86,840 from November 2019 through January 2021 plus $15 million due in January 2021. Additionally, monthly variable payments are due to Deerfield equal to 15% of net revenue generated from a subset of the Product Portfolio, subject to an aggregate monthly minimum of $100,000, except for January 2020, when a one-time minimum payment of $150,000 is due. The variable payment obligation continues through February 2026 or until aggregate variable payments of approximately $9.3 million have been made. The Deerfield Obligation was previously assigned to Seller pursuant to an asset purchase agreement between Seller and Avadel U.S. Holdings, Inc. (“Avadel”) dated February 12, 2018. In order to assign the Deerfield Obligation to the Company, each of Deerfield and certain of its affiliates (collectively, the “Deerfield Parties”) and Avadel must consent to the assignment of the Deerfield Obligation to the Company.

Accordingly, the Company has entered into a Consent and Limited Waiver Agreement among the Deerfield Parties, Avadel, Armistice Capital Master Fund, Ltd. (“Armistice”), and Seller, dated October 31, 2019 (the “Waiver”), pursuant to which: (i) Armistice has agreed to enter into a guarantee of the Deerfield Obligation (the “Armistice Guarantee”); (ii) Seller has agreed to enter into a guarantee of the Deerfield Obligation (the “Seller Guarantee” together with the Armistice Guarantee, the “Guarantees”); and (iii) Armistice has agreed to enter into an escrow agreement with the Deerfield Parties (the “Escrow Agreement”), pursuant to which Armistice will deposit approximately $15 million into an escrow account. In consideration for the Company assuming the Deerfield Obligation, the Guarantees, and the Escrow Agreement, each of the Deerfield Parties and Avadel have agreed to execute the Waiver and provide for assignment of the Deerfield Obligation. Steven Boyd, a member of the Company’s board of directors, is the founder and chief investment officer of Armistice.

The foregoing description of the Waiver, the Armistice Guarantee, the Seller Guarantee, and the Escrow Agreement is qualified in its entirety by the full text of: (i) the Waiver, a copy of which is attached hereto as Exhibit 10.6; (ii) the Armistice Guarantee, a copy of which is attached as Exhibit A-1 to the Waiver; (iii) the Seller Guarantee, a copy of which is attached as Exhibit A-2 to the Waiver; and (iv) the Escrow Agreement, a copy of which is attached as Exhibit B to the Waiver.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibit is being filed herewith:

Exhibit	Description
10.6	Consent and Limited Waiver Agreement, dated November 1, 2019

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AYTU BIOSCIENCE, INC.

Date: November 7, 2019	By:	/s/ Joshua R. Disbrow
Joshua R. Disbrow
Chief Executive Officer

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